Exhibit 5.1

Exhibit 23.2

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Email: Rob@rdienerlaw.com

Telephone: (808) 573-6163

Fax: (310) 362-8887

June 2, 2023

Board of Directors

MamaMancini’s Holdings, Inc.

25 Branca Rd.

East Rutherford, NJ 07073

RE:	MamaMancini’s Holdings, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We act as counsel for MamaMancini’s Holdings, Inc., a Nevada corporation (the “Company’), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, relating to the registration of up to 7,223,248 shares of its Common Stock (the “Selling Stockholder Shares”) to be sold by the Selling Stockholders listed in the Registration Statement under “Selling Stockholders”.

We have examined the Articles of Incorporation and the Bylaws of the Company, the relevant provisions of the Nevada Revised Statutes, the relevant records of the State of Nevada and have made inquiries of the principals of the Company. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company or representations contained in the Registration Statement. We have assumed, without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents referenced above or otherwise made known to us.

Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is issued to you solely for use in connection with the Registration Statement.

This opinion letter is limited to the application of the laws of the State of Nevada, and we express no opinion as to the laws of any other jurisdictions. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the legal reference to this firm under the caption “Legal Matters.”

Sincerely,

LAW OFFICES OF ROBERT DIENER

/s/ Robert L. B. Diener
Robert L. B. Diener